``

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Weatherford International plc
(Exact name of registrant as specified in its charter)

Ireland	001-36504	98-0606750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 St. James Place,	Houston,	Texas	77056
(Address of principal executive offices)			(Zip Code)
 Registrant’s telephone number, including area code: 713.836.4000

N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.001 par value per share	WFRD	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
Weatherford International plc (“Weatherford” or the “Company”) previously announced a cash tender offer (the “Tender Offer”) to purchase up to $1.3 billion aggregate principal amount of its outstanding 8.625% Senior Notes due 2030 (the “Notes”). As of 5:00 p.m., New York City time, on October 3, 2025 (the “Early Tender Deadline”), based on information provided by D.F. King & Co., Inc., the information and tender agent for the Tender Offer, an aggregate principal amount of $892,828,000 of Notes had been validly tendered and not validly withdrawn.
The Tender Offer is being made by Weatherford International, LLC and Weatherford International Ltd. by and pursuant to the terms and conditions set forth in the Offer to Purchase dated September 22, 2025, as amended.
Holders who validly tendered their Notes at or prior to the Early Tender Deadline and whose Notes are accepted for purchase will receive the Total Consideration of $1,023.90 per $1,000 principal amount, which includes an Early Tender Payment of $30.00. Such holders will also receive accrued and unpaid interest to, but excluding, the Early Settlement Date, which Weatherford expects to be October 7, 2025.
The Tender Offer will expire at 5:00 p.m., New York City time, on October 21, 2025 (the “Expiration Time”), unless extended. Holders who validly tender (and do not validly withdraw) their Notes after the Early Tender Deadline and at or prior to the Expiration Time will be eligible to receive the Tender Offer Consideration of $993.90 per $1,000 principal amount, but will not be eligible to receive the Early Tender Payment. Such holders will also be eligible to receive accrued and unpaid interest to, but excluding, the Final Settlement Date, which Weatherford expects to be October 23, 2025.
This Current Report is neither an offer to purchase or sell nor a solicitation of an offer to sell or buy any securities of the Company.

Forward Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this Current Report on Form 8-K, concerning, among other things, the Tender Offer are forward-looking statements and are also generally identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “outlook,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are based upon the current beliefs of Weatherford’s management and are subject to significant risks, assumptions, and uncertainties. Should one or more of these risks or uncertainties materialize, or underlying assumptions prove incorrect, actual results may vary materially from those indicated in our forward-looking statements.
These risks and uncertainties are more fully described in Weatherford’s reports and registration statements filed with the Securities and Exchange Commission, including the risk factors described in Weatherford’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Accordingly, you should not place undue reliance on any of the Company’s forward-looking statements. Any forward-looking statements speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law, and we caution you not to rely on them unduly.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Weatherford International plc
Date: October 6, 2025	By:	/s/ Scott C. Weatherholt
Scott C. Weatherholt
Executive Vice President, General Counsel and Chief Compliance Officer
3